Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted

Pursuant to §906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies in his capacity as an officer of Actuate Therapeutics, Inc. (the “Company”), that, to the best of his knowledge:

(1)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel Schmitt
Daniel Schmitt President and Chief Executive Officer, Director (Principal Executive Officer) Date: May 15, 2025

/s/ Paul Lytle
Paul Lytle Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) Date: May 15, 2025

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Actuate Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Actuate Therapeutics, Inc. and will be retained by Actuate Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.